UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                          MERCURY WASTE SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                                                  April 20, 2001









Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Mercury Waste Solutions, Inc. to be held in Minneapolis at the Radisson Plaza Hotel Minneapolis on Thursday, May 24, 2001, beginning at 3:30 p.m. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to vote your proxy.

         On behalf of your Board of Directors and employees, thank you for your continued support of Mercury Waste Solutions.

                                        Sincerely,




                                        Brad J. Buscher
                                        Chairman of the Board

                          MERCURY WASTE SOLUTIONS, INC.
                     302 NORTH RIVERFRONT DRIVE, SUITE 100A
                            MANKATO, MINNESOTA 56001

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 24, 2001

                         ------------------------------

To the Shareholders of Mercury Waste Solutions, Inc.:

         Please take notice that the Annual Meeting of Shareholders of Mercury Waste Solutions, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota on May 24, 2001 at 3:30 p.m. (Minneapolis time), or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

         1.       To elect seven directors.

         2. To transact any other business as may properly come before the meeting or any adjournments thereof.

         Pursuant to due action of the Board of Directors, shareholders of record on April 2, 2001, will be entitled to vote at the meeting or any adjournments thereof.

         A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        By Order of the Board of Directors

                                        MERCURY WASTE SOLUTIONS, INC.


                                        Mark A. Stennes, Secretary
April 20, 2001

                          MERCURY WASTE SOLUTIONS, INC.

                     302 NORTH RIVERFRONT DRIVE, SUITE 100A
                            MANKATO, MINNESOTA 56001

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------


                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 24, 2001

                               PROXIES AND VOTING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mercury Waste Solutions, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held May 24, 2001 at 3:30 p.m. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 20, 2001. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on April 2, 2001 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

         The Company has outstanding one class of voting securities, Common Stock, having a par value of $.01 per share, of which 3,500,097 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

         The following table sets forth as of April 2, 2001 certain information regarding the beneficial ownership of shares of Common Stock by each director of the Company, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of the directors and executive officers is 302 North Riverfront Drive, Suite 100A, Mankato, Minnesota 56001.

                      NAME OF BENEFICIAL OWNER                       NUMBER    PERCENTAGE
                      ------------------------                       ------    ----------
Brad J. Buscher (1).............................................   2,153,890      47.7%
Mark G. Edlund (2)..............................................     699,237      19.5%
Alan R. Geiwitz (3).............................................     263,339       7.5%
Joel H. Gottesman (4)(5)........................................     213,835       6.1%
Robert L. Etter (5).............................................     113,600       3.3%
James R. Cornwell (6)...........................................      58,000       1.7%
Mark A. Stennes (7).............................................      57,400       1.6%
Donald J. Wodek (8).............................................      39,800       1.1%
Todd J. Anderson (9)............................................      26,800         *
Peder A. Larson (10)............................................      20,000         *
Frank L. Farrar (11)............................................      19,723         *
All directors and officers as a group (Eleven persons) (12).....   3,565,624      74.8%

-------------------------
*less than 1%
(1) Includes 316,180 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of stock options and warrants within 60 days. Also includes 696,000 shares not outstanding but deemed beneficially owned by virtue of such person's right to convert Series A Preferred Stock into common stock within 60 days.
(2) Includes 79,237 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of stock options and warrants within 60 days.
(3) Includes 20,339 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of warrants within 60 days. Includes 3,000 shares held in an IRA for the benefit of spouse.
(4) Includes 925 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of warrants within 60 days.
(5) Includes 100,000 shares held as co-trustee of an irrevocable trust for the benefit of Brad J. Buscher's children.
(6) Includes 22,000 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of stock options within 60 days.
(7) Includes 43,800 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of stock options within 60 days.
(8) Includes 39,800 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of stock options within 60 days.
(9) Includes 26,800 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of options within 60 days.
(10) Includes 20,000 shares not outstanding but deemed to be beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of warrants within 60 days.
(11) Includes 1,541 shares not outstanding but deemed to be beneficially owned by virtue of such person's right to acquire such shares pursuant to exercise of warrants within 60 days.
(12) Includes 363,222 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to the exercise of warrants within 60 days, 207,400 shares not outstanding but deemed beneficially owned by virtue of such person's right to acquire such shares pursuant to the exercise of stock options within 60 days, 696,000 shares not outstanding but deemed beneficially owned by virtue of such person's right to convert Series A Preferred Stock into common stock within 60 days and 100,000 held in an irrevocable trust for the benefit of Brad J. Buscher's children.

                              ELECTION OF DIRECTORS

         Seven directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until their successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

         BRAD J. BUSCHER, age 46, has been Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Buscher has also been the Chairman and Chief Executive Officer of Bankers American Capital Corp., a privately held merchant banking company, since 1993. From 1981 to 1994, Mr. Buscher was President and Chief Executive Officer of American Bancshares, a multi-bank holding company. From 1986 to 1994, Mr. Buscher was also Chief Executive Officer of American Banks, a subsidiary of American Bancshares. Mr. Buscher also served as Chief Executive Officer of Eagle Insurance Agencies, Inc., a full line property, casualty, life, health and crop insurance agency, from 1987 to 1994. From 1993 to the present, Mr. Buscher has served as the managing general partner of BRB Development, LLC, a commercial and retail land development company.

         MARK G. EDLUND, age 47, has been President and Chief Operating Officer and a Director of the Company since its inception. From 1993 to January 1996, Mr. Edlund served as President of U.S. Environmental, Incorporated, which sold substantially all of its assets to the Company.

         ALAN R. GEIWITZ, age 50, has been a Director of the Company since September 1996. Mr. Geiwitz has been President and Director of Orion Financial Corp. since 1982. Mr. Geiwitz is also a member of the Board of Directors of Midwest Financial Services, Inc, a commercial finance company, Metals Manufacturing Corporation, a custom metal fabricator, Griffiths Corporation, a holding company for seven metal stamping and two metal finishing plants, Lake Air Metal Products, LLC, a precision sheet metal fabrication company, and Southwest Capital Corporation, a publicly-traded corporation with no current operations.

         JOEL H. GOTTESMAN, age 52, has been a Director of the Company since January 1996. Mr. Gottesman is currently CEO of EGS Group Ltd., LLC, a management consulting firm specializing in business to business ecommerce strategies. Mr. Gottesman has been Senior Vice President, General Counsel and Secretary of Conseco Finance Corp. (formerly Green Tree Financial Corporation), from September 1995 through May 1999. From May 1999 to January 2000, Mr. Gottesman served as Senior Vice President and Chief Internet Officer of Conseco Finance. From January 2000 to October 2000, Mr. Gottesman served as CEO of BizGuild, Inc., an ecommerce start-up which was sold in October 2000. Prior to joining Conseco Finance, from 1983 through September, 1995, Mr. Gottesman was a practicing attorney and was a shareholder of Briggs & Morgan, P.A., serving as the firm's Treasurer and a member of its Board of Directors.

         ROBERT L. ETTER, age 55, a certified public accountant, has been a Director of the Company since May 1996. Mr. Etter has been a shareholder and Executive Board Member of Wolf, Etter and Co., Certified Public Accountants since 1973. Mr. Etter heads the firm's financial institutions department for tax, auditing and consulting.

         FRANK L. FARRAR, age 71, has been a Director of the Company since January 1997. Mr. Farrar has been Chairman of the following companies since 1983: (i) Beresford Bancorporation, Inc., a South Dakota thrift holding company,
(ii) Capital Bancorporation, Inc., a south Dakota bank holding company, and
(iii) Uptown Bancorporation, Inc., an Illinois bank holding company. Mr. Farrar has also been Chairman of Fulda Bancorporation, a Minnesota bank holding company since 1986.

         PEDER A. LARSON, age 41, has been a Director of the Company since November 2000. Mr. Larson is the former Commissioner of the Minnesota Pollution Control Agency (MPCA). He currently is an attorney specializing in environmental issues. He also serves on the boards of the Minnesota Environmental Initiative and the Upper Midwest Section of the Air and Waste Management Association. Prior to his appointment as Commissioner, Mr. Larson served as the Assistant Commissioner and Deputy Commissioner of the MCPA. In addition, Mr. Larson worked for the U.S. Secretary of Education Lamar Alexander and Minnesota Governor Arne Carlson. Prior to his government service, Mr. Larson practiced law in Minneapolis, focusing on general business law, taxation and government affairs.

PROXIES AND VOTING

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the seven (7) nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

         All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                         NON-DIRECTOR EXECUTIVE OFFICERS

         The following persons are executive officers, but not directors, of the
Company:

         TODD J. ANDERSON, age 37, has been Chief Financial Officer of the Company since November 1997. From September 1985 until October 1997 he was employed by McGladrey & Pullen, LLP, a public accounting and consulting firm, where he served in increasing capacities, with the most recent being Senior Manager since July 1995. Mr. Anderson is a certified public accountant.

         MARK A. STENNES, age 49, has been Executive Vice President of Administration and Secretary since May of 1998. Mr. Stennes has been with the Company since inception serving in various management capacities. From 1994 to 1995, Mr. Stennes served as Vice President of Bankers American Capital Corp., a privately held merchant banking company. From 1986 to 1994, he served as Senior Vice President of Operations at American Banks of Mankato, Minnesota.

         JAMES R. CORNWELL, age 34, has been Vice President, Retort Sales since May 1998. Mr. Cornwell has been with the Company since inception where he has served in various sales and management roles. Mr. Cornwell has over nine years of experience in hazardous materials management. From September 1994 to January 1996, Mr. Cornwell served as General Manager of the Union Grove Facility for U.S. Environmental, Incorporated. From July 1993 to August 1994 he served as the General Manager of Superior Lamp Recycling, a fluorescent lamp recycling division of Superior Services, Inc.

         DONALD J. WODEK, age 50, has been Executive Vice President, Legal and Regulatory Affairs since January 1997. From June 1994 to March 1997, he served as District Manager of the Hennepin Conservation District, a local unit of government which manages environmental programs in Hennepin County, Minnesota. From May 1992 to June 1994, he served as general Counsel and Environmental Manager for Dynex Industries, Inc., a corporation which manages, transports and recycles hazardous wastes.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash and noncash compensation from January 1, 1998 through December 31, 2000 awarded to or earned by the Chief Executive Officer and other named executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                 Other Annual
         Name and Principal Position    Year    Annual Salary    Compensation
         ---------------------------    ----    -------------    ------------
         Brad J. Buscher,               2000          0                  0 (1)
         Chairman and CEO               1999          0                  0 (1)
                                        1998          0                  0 (1)

         James R. Cornwell,             2000       $102,122              0
         Vice President                 1999        $72,882              0
                                        1998       $108,195              0

---------------------
(1) Pursuant to a Management Consulting Agreement with Bankers American Capital Corporation ("BACC"), a Minnesota corporation wholly-owned by Brad J. Buscher, the Company pays fees to BACC on a monthly basis for certain consulting and administrative services provided to the Company. Total amounts paid were $60,000 $90,000 and $120,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                       Shares
                      Acquired                   Number of Securities             Value of Unexercised
                         on                 Underlying Unexercised Options       In-the-Money Options at
                      Exercise    Value         at Fiscal Year End (#)             Fiscal Year End ($)
  Name                   (#)     Realized    Exercisable     Unexercisable    Exercisable     Unexercisable
  ----                   ---     --------    -----------     -------------    -----------     -------------
  Brad J. Buscher         0         0           30,000             0                $0              $0

  James R. Cornwell       0         0           22,000          17,000          $4,000 (1)      $2,000 (1)

---------------------
(1)      Based on a closing price of $0.75 at December 29, 2000.

DIRECTOR COMPENSATION

         Non-employee Directors currently receive $250 for each meeting attended.

EMPLOYMENT AGREEMENTS

         In March 1998, the Board of Directors adopted a 1998 management incentive compensation plan (the "Management Plan"). Under the Management Plan, Mr. Buscher forgave all compensation under his 1997 employment agreement, but participated in an incentive compensation pool with the management group. The incentive compensation pool was based on the Company obtaining certain pretax income goals. Because the Company did not meet its goals no incentive compensation was paid under the Management Plan for 1998. In addition, participants of the Management Plan were granted incentive stock options for the purchase of the Company's Common Stock at the fair market value on the date of grant. Mr. Buscher received options to purchase 30,000 shares under the Management Plan. There was no similar plan adopted in 2000 or 1999.

                              CERTAIN TRANSACTIONS

         In May 1998, the Company entered into a $2,000,000 loan facility with Bankers American Capital Corporation ("BACC"), a corporation wholly owned by Brad J. Buscher, the Company's Chairman and Chief Executive Officer. The $2,000,000 loan facility consisted of a $1,200,000 term loan used to fund the MERECO acquisition and an $800,000 revolving credit loan to be used for working capital purposes. The term loan had a two-year term requiring quarterly payments, commencing on September 1, 1998, of $60,000 plus interest and the revolving credit loan had a one-year term. Borrowings under the loans bear interest at 6% over the prime rate and are secured by all Company assets. In connection with this loan, BACC was granted a ten year warrant for the purchase of 100,000 shares of the Company's Common Stock at $3.75 per share, the market price of the Company's Common Stock on the date of grant.

         In May 1999 the line of credit was extended to November 1999 and in September 1999, the line of credit was further extended to May 2000 and increased from $800,000 to $1,000,000 under similar terms. In March 2000, the term loan and the revolving credit loan, with a combined outstanding balance of $1,910,000, were consolidated into one $2,000,000 revolving line of credit with BACC. The new revolving line of credit required monthly interest only payments at 6% over the prime rate, was secured by all Company assets and matured on December 31, 2000. As consideration for restructuring the loan, BACC required a $120,000 cash commitment fee. In conjunction with this transaction, BACC also sold a $1,000,000 participation in the Restructured Loan to the First National Bank of Fulda, an entity owned by Frank Farrar, a Board member of the Company. This participation was repaid in full by BACC on December 31, 2000.

         In order to maintain its minimum tangible net worth listing requirement with NASDAQ, BACC, in August 2000, converted $600,000 of the revolving credit loan in exchange for $600,000 of Series A Convertible Preferred Stock ("Preferred Stock") at $1,000 per share. The Preferred Stock carries a 12% dividend rate payable in cash monthly and six months following issuance is convertible into common stock at a 25% discount from the 20-day average of the closing price prior to conversion with a conversion ceiling of $1.82 per share. The Company cannot issue more than 696,000 shares of common stock upon conversion of the Preferred Stock. In the event full conversion of the Preferred Stock is limited to the 696,000 shares, the Company will convert the remaining Preferred Stock investment into Series B Preferred Stock under terms to be negotiated. Furthermore, all of the Preferred Stock must be converted within 36 months of issuance. As consideration for the debt conversion, BACC was granted a warrant for the purchase of 70,000 shares of common stock of the Company at an exercise price of $1.44 per share, the market price of the Company's common stock on the date of issuance. The warrant carries a five-year term and is exercisable six months after issuance.

         In conjunction with the debt conversion, the total amount available under the revolving line of credit was reduced from $2,000,000 to $1,500,000. Subsequent to year end, the revolving line of credit was extended to December 31, 2001 under similar terms.

         The Company owed U.S. Environmental, Incorporated ("USE") $448,257 pursuant to a secured note made in connection with the Company's purchase of substantially all of USE's assets in January 1996. This outstanding amount was reduced by $28,690 in September 1996 due in part to uncollectible accounts receivable purchased by the Company from USE. The note was subsequently assigned by USE to Capital Partners, Ltd. ("Capital Partners"), a Florida corporation wholly owned by Mark G. Edlund, the Company's President and Chief Operating Officer, which then assigned an interest equal to $160,000 in the note to Mark Edlund. Mr. Edlund subsequently converted his $160,000 note into 320,000 shares of the Company's Common Stock.

         In January 1996, the Company and USE entered into the Distribution Rights Bill of Sale Agreement ("Distribution Rights Agreement") whereby the Company owed to USE up to $460,000 for certain amounts in connection with the on-going sale of the Model 2000B lamp recycler and other mercury recycling equipment. The exact amount depended upon the number of Model 2000B units and other mercury recycling equipment sold by the Company. In March 1997, the Company settled this obligation for $250,000 by paying $75,000 in cash and the balance of $175,000 in a note. This amount, which was also assigned by USE to Capital Partners, together with the amounts already owing Capital Partners are payable pursuant to notes bearing interest at 10% in installments totaling $11,550 a month through December 2000.

         The Company and Bankers American Capital Corporation, a corporation wholly-owned by Brad J. Buscher ("BACC"), entered into a management consulting agreement on January 4, 1996 (the "Management Consulting Agreement"), pursuant to which BACC provides certain management, accounting and other administrative services to the Company for $10,000 per month. In July 1999, the monthly consulting fee was reduced to $5,000 per month and in January 2001, the monthly consulting fee was increased back up to $10,000. The Management Consulting Agreement terminates in January 2002.

         The Company and Capital Partners, entered into a consulting agreement on January 1, 1999 (the "Consulting Agreement"), pursuant to which Capital Partners provides certain management and consulting services to the Company for $5,000 per month. The Consulting Agreement terminates upon 30 days written notice by either party.

                             AUDIT COMMITTEE REPORT

         The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to accounting, reporting practices and the quality and integrity of the financial reports and other publicly disseminated financial information of the Company. The Audit Committee currently consists of Messrs. Alan R. Geiwitz, Joel H. Gottesman and Robert L. Etter. The Board of Directors has determined that each member of the Audit Committee is an "independent director," as such term is defined by Section 4200(a)(14) of the National Association of Securities Dealers listing standards. The Charter adopted by the Audit Committee is reproduced as Exhibit A to this proxy statement.

         The Audit Committee holds meetings with the Company's independent public accountants, both in the presence of management and privately, to discuss the overall scope and plans for their respective audits, the results of their examinations, and the evaluations of the Company's internal controls, and the overall quality of the Company's financial reports.

         The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent public accountants. The Audit Committee has also discussed with the independent public accountants the matters required by Statement on Auditing Standards No. 61 Communication with Audit Committees.

         With respect to independence, the Audit Committee has received the written disclosures from the independent public accountants required by the Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees and has discussed with McGladrey & Pullen, LLP their independence and has considered the compatibility of non-audit services rendered by McGladrey & Pullen, LLP and associated entities with their independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, (i) the selection of McGladrey & Pullen, LLP for the 2001 fiscal year and (ii) that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                       OF THE COMPANY'S BOARD OF DIRECTORS

         Alan R. Geiwitz        Joel H. Gottesman        Robert L. Etter

                            PROPOSALS OF SHAREHOLDERS

         All proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders of the Company must be received by the Company at its executive offices on or before December 22, 2001.

         On May 21, 1998, the Securities and Exchange Commission amended Rule 14a-4 of the Securities Exchange Act of 1934. The amendment governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement of a shareholder proposal, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 2002 Annual Meeting of Shareholders, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement by March 6, 2002, the management proxies will be allowed to use their discretionary authority as outlined above.

                                  OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held eight (8) meetings during fiscal 2000. The Company has an Audit Committee and a Compensation Committee, but does not have a nominating committee of the Board of Directors.

         The Company's Audit Committee, which consists of Messrs. Alan R. Geiwitz, Joel H. Gottesman and Robert L. Etter, held one meeting during fiscal 2000. The Audit Committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, and reviews the adequacy of the Company's system of internal accounting controls. The members of the Audit Committee are independent directors as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

         The Company's Compensation Committee, which consists of Messrs. Alan R. Geiwitz, Joel H. Gottesman and Robert L. Etter, did not hold any formal meetings during fiscal 2000 but took action through the entire Board of Directors. The Compensation Committee reviews the Company's remuneration policies and practices, makes recommendations to the Board in connection with all compensation matters affecting the Company and administers the Company's 1996 Stock Option Plan.

         During fiscal 2000, each director attended at least 75% of the aggregate of the meetings of the Board of Directors and of each of the committees on which such director served.

AUDITORS

         McGladrey & Pullen, LLP has been the independent accountants for the Company since 1996, and is expected to be retained for the year ending December 31, 2001. A representative of McGladrey & Pullen, LLP is expected to attend this year's Annual Meeting of Stockholders and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

AUDIT FEES

         The aggregate fees billed by McGladrey & Pullen, LLP for the audit of the Company's financial statements for fiscal 2000, assistance with annual report on Form 10-KSB, reviews of financial statements included in the registrant's Forms 10-QSB, attendance at audit committee meetings and consultation on accounting and audit matters were approximately $40,000.

ALL OTHER FEES

           Fees billed for other services by McGladrey & Pullen, LLP and associated entities in fiscal 2000 were approximately $11,000. There were no fees billed for financial information systems design and implementation services rendered in fiscal 2000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal year 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

SOLICITATION

         The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

         The Board of Directors does not intend to present at the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        MERCURY WASTE SOLUTIONS, INC.


                                        Mark A. Stennes,
                                        SECRETARY

                                                                       Exhibit A

                          MERCURY WASTE SOLUTIONS, INC.
               AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS'

I. PURPOSE

The primary function of the Audit Committee is to provide assurance to the Board of Directors that the Company has the appropriate culture and the policies, systems and controls in place to safeguard the Company's corporate assets and to accurately report financial information to internal and external users.

The Audit Committee's primary duties and responsibilities are to:

* Take a leadership role in establishing open and straightforward communications between the audit committee, the Board of Directors, senior management, and the independent accountants.

* Ensure that the Company is providing quality and timely financial information to internal and external users.

* Determine that the Company has an effective and efficient system of internal control system in place to safeguard assets and to prevent and detect fraudulent activities.

* Review and appraise the audit efforts of the Company's independent accountants.

II. COMPOSITION

The Audit Committee shall be comprised of at least three directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director cannot be a member of the audit committee if they are:

* An employee of the Company or any of its affiliates for the current year or for any of the past three years.

* A member of the immediate family of an executive officer who is or has been employed by the Company or its affiliates within the last three years.

* An executive of another entity where any of the company's executives serve on that entity's compensation committee.

* Received compensation in excess of $60,000 in any of the previous three years or been a partner or officer of an entity receiving payment of 5 percent of the organization revenues or $200,000, whichever is greater.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                                                                       Exhibit A

III. MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

                            DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review with financial management and the independent accountants the 10-QSB prior to its filing or prior to the release of earnings.

3. Review with financial management and the independent accountants the annual financial statements and the form 10-KSB prior to its filing or prior to the release of earnings. In addition, the audit committee will make a recommendation to the Board of Directors that the audited financial statements be included in the Company's Annual Report on form 10-KSB.

4.   Prepare a report of audit committee to be included in annual filings.

                             INDEPENDENT ACCOUNTANTS

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

                          FINANCIAL REPORTING PROCESSES

8. In consultation with the independent accountants review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

                                                                       Exhibit A

11. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

14. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

15. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                     [LOGO]
                         MERCURY WASTE SOLUTIONS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, MAY 24, 2001
                          3:30 P.M. (MINNEAPOLIS TIME)

                        RADISSON PLAZA HOTEL MINNEAPOLIS
                             35 SOUTH SEVENTH STREET
                             MINNEAPOLIS, MINNESOTA




[LOGO]  MERCURY WASTE SOLUTIONS, INC.
        302 NORTH RIVERFRONT DRIVE, SUITE 100A
        MANKATO, MINNESOTA 56001                                           PROXY
--------------------------------------------------------------------------------
The undersigned, a shareholder of Mercury Waste Solutions, Inc., hereby appoints Brad J. Buscher and Mark A. Stennes, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Mercury Waste Solutions, Inc. to be held at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota on May 24, 2001 at 3:30 p.m. (Minneapolis time), and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

















                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
1. Election of directors:
   01 Brad J. Buscher      04 Robert L. Etter    06 Frank F. Farrar           [ ] Vote FOR all       [ ] Vote WITHHELD
   02 Joel H. Gottesman    05 Alan R. Geiwitz    07 Peder A. Larson               nominees, except       from all nominees
   03 Mark G. Edlund                                                              as listed below
                                                                              ___________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,      |                                           |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     |___________________________________________|

2. Upon such other business as may properly come before the meeting or any
   adjournments thereof.                                                     [ ] For        [ ] Against       [ ] Abstain


The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the
Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

Address Change? Mark Box   [ ]   Indicate changes below:                          Dated ___________________________, 2001


                                                                               ___________________________________________
                                                                              |                                           |
                                                                              |___________________________________________|
                                                                              Signature(s) in Box
                                                                              (Shareholder must sign exactly as the name
                                                                              appears at left. When signed as a corporate
                                                                              officer, executor, administrator, trustee,
                                                                              guardian, etc., please give full title as such.
                                                                              Both joint tenants must sign.)